Exhibit 99.1

[LOGO] ENZON                                               For Immediate Release
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PRESS RELEASE                     Contact:    Susan M. Mesco
                                              Director Investor Relations
                                              908-541-8678

                                              Noonan Russo Presence
                                              Ernie Knewitz, Media Relations
                                              212-845-4253

           ENZON ACQUIRES ABELCET(R) NORTH AMERICAN BUSINESS FROM ELAN

    Transaction Bolsters Bottom Line and Marks a Significant Step Toward Full
                                   Integration

BRIDGEWATER, NJ - October 02, 2002 -- Enzon, Inc. (NASDAQ:ENZN) today announced the signing of an agreement under which Enzon will acquire the North American rights to Abelcet(R) (Amphotericin B Lipid Complex Injection) from Elan Corporation, plc (NYSE: ELN). ABELCET is an antifungal used in the hospital to treat patients with invasive fungal infections related to cancer, organ transplantation and other conditions. The purchase will include the acquisition by Enzon of the operating assets associated with the development, manufacture, sales and marketing of ABELCET in North America, including a 56,000 square foot manufacturing facility in Indianapolis, Indiana.

      Enzon will pay a total of $370 million in cash upon the closing of the deal, including an estimated $30 million for the manufacturing facility. Under the terms of the agreement, the $370 million may be subject to certain price deductions at closing. Enzon has cash and cash equivalents that enable it to complete the transaction. Enzon also expects to hire from Elan approximately 60 hospital sales force employees, who currently market and sell ABELCET in the United States and Canada, as well as the manufacturing facility personnel located at the Indiana facility. The transaction is expected to close during the fourth calendar quarter of 2002, subject to certain conditions.

      Enzon expects that the acquisition of ABELCET, assuming a mid-second fiscal

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                                685 Route 202/206
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

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quarter close, will improve its results from operations for its fiscal year ending June 30, 2003 by adding approximately $50 million in product sales, $20 million in EBITDA, and $0.05 in fully diluted, fully taxed earnings per share.

      "This transaction is a great demonstration of our continued success in pursuing strategies that bolster Enzon's top and bottom lines; it significantly enhances our infrastructure moving Enzon to a fully integrated pharmaceutical company model, and adds a product with at least 12 years of patent protection to our current portfolio," said Arthur J. Higgins, Enzon's chairman and chief executive officer. "Not only will this transaction be immediately accretive, it also offers excellent upside potential in the growing antifungal market. The addition of a fully-operational 60-person hospital sales and marketing unit provides Enzon with instant access to several key therapeutic areas, including oncology, hematology, infectious disease, and intensive care medicine. Additionally, the acquisition of a sterile injectable manufacturing facility will be a significant enhancement to our manufacturing, QA, and QC capabilities. On all fronts, this transaction is a clear winner that evidences our commitment to successfully execute our strategy and become one of the fastest growing and most respected biopharmaceutical companies."

      ABELCET is a lipid complex formulation of amphotericin B providing patients with significantly lower kidney toxicity than conventional amphotericin
B. Enzon has estimated ABELCET'S current annual run rate to be approximately $80 million, growing at a mid double digit rate; additionally Enzon's estimates indicate that the intravenous antifungal market is currently growing at an approximate rate of 20 percent. The increase in severe fungal infections is driven primarily by advances in medical treatment, such as increasingly aggressive chemotherapy procedures and advances in transplantation procedures. These advances have given rise to an increased number of immuno-compromised patients. The fungi that cause these infections are normally combated by an individual's healthy immune system. However, for immuno-compromised patients, such as individuals undergoing chemotherapy, immunosuppression following transplantation, or HIV patients with AIDS, these infections represent a major mortality

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                                685 Route 202/206
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

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risk. The acquisition will include the transfer to Enzon of the operating assets associated with ABELCET in North America, including certain regulatory product registrations, including those with the U.S. Food and Drug Administration;
rights under development agreements; rights under certain license agreements; intellectual property associated with the product; marketing materials; product and manufacturing books and records; and product and raw material inventories. The transaction will also include the transfer to Enzon of any Elan Japanese rights to ABELCET. Additionally, as part of the acquisition, the two companies will enter into a long-term Manufacturing and Supply Agreement, whereby Enzon will continue to manufacture products for Elan, including ABELCET, as Elan will retain the rights to market ABELCET in any markets outside the United States, Canada, and Japan.

      The transaction is expected to close during the fourth calendar quarter of 2002, subject to certain conditions, including the approval of Elan's shareholders, the receipt of required regulatory approvals and clearances, the receipt of third-party consents, termination of the applicable waiting period under the Hart-Scott-Rodino Act, and other customary closing conditions.

      SG Cowen Securities Corporation acted as financial advisor to Enzon.

      Company management of Enzon will be hosting a conference call on October 2, 2002 at 10:00AM EDT regarding the Company's intended acquisition of ABELCET. All interested parties can access the call using the following information:

                Domestic dial-in number             888-423-3271
                International dial-in number        612-332-0418
                Access Code                               654864

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                                685 Route 202/206
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

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      Enzon's conference call will also be webcast in a "listen only" mode via the internet at http://www.vcall.com. Additionally, for those parties unable to listen at the time of Enzon's conference call, a rebroadcast will be available following the call from October 2, 2002 at approximately 3:00PM EDT. This rebroadcast will end on October 9, 2002 at 11:59PM. The rebroadcast may be accessed using the following information:

                Domestic Dial-In Number:            800-475-6701
                International Dial-In Number:       320-365-3844
                Access Code                               654864

      Enzon is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The company has developed three marketed products, including PEG-INTRON(R), marketed by Schering-Plough. Enzon's product-focused strategy includes an extensive drug development program that leverages the Company's PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional products, projects, and technologies. Enzon has several drug candidates in various stages of development, independently and with partners.

      Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors, which are described in the Company's Form 10-K, Form 10-Q's, Form 8-K's and other documents on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for existing, new or expanded indications and other regulatory risks, risks relating to the manufacturing facility and Enzon's ability to manufacture pharmaceutical products on a large scale, risks concerning Enzon's ability to manage growth, market a pharmaceutical product on a large scale and integrate and manage an internal sales and marketing organization, risks relating to the ability to ensure regulatory compliance, risks that Enzon will not outperform the sector, risks related to the acquisition, risks related to the failure to consummate the acquisition, risks related to

                                     -more-

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                                685 Route 202/206
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

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research and development costs and capabilities, market acceptance of and continuing demand for Enzon's products and the impact of increased competition, risks associated with anticipated top and bottom line growth and the possibility that upside potential will not be achieved, competitive products and pricing, and risks associated with the ownership and use of intellectual property rights.

      This release is also available at http://www.enzon.com

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================================================================================
                                685 Route 202/206
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com